Exhibit 11



CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File No. 33-87298) under the Securities Act of 1933 of 1838 Investment Advisors Funds and our report dated November 30, 1995 on our audit of the financial statements and financial highlights of the 1838 International Equity Fund as of October 31, 1995 and for the respective period then ended.

We also consent to the reference to our Firm under the caption "Audits and Reports" in the Statement of Additional Information.


/s/ COOPERS & LYBRAND L.L.P.
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    COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
January 29, 1996